UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2011 (April 25, 2011)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 7:  Regulation FD

Item 7.01.  Regulation FD Disclosure

U.S. Energy Corp. (“U.S. Energy”) published a press release dated April 25, 2011 announcing that Thompson Creek Metals Company Inc. has terminated its option agreement with U.S. Energy to develop the Mount Emmons molybdenum deposit located in Gunnison County, Colorado.

Section 9:  Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1.  Press release dated April 25, 2011.

Safe Harbor Statement

Information provided in the exhibit hereto contains statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “anticipate,” “expect,” “target,” “goal,” or similar expressions.   The forward looking statement in the exhibit relates to the termination of Thompson Creek’s commitment to advancing the Mt. Emmons Project.  This statement is made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company’s filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2010).  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

The forward-looking statements referenced above are made only as of the date of the exhibit.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: April 26, 2011	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO